Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended             9/30/2006
     Distribution Date               10/16/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated


                                                                 Total      Allocated to        Allocated to Investor Interest
 1   Sources of funds                                                       Transferor      Total      Series 05-A     Series 05-B
                                                            ------------------------------------------------------------------------
     Principal Collections                                        973,689      378,607      595,082        297,463         297,619
     Finance Charge Collections                                    62,292       24,222       38,071         19,030          19,040
     Interchange                                                    8,195        3,187        5,009          2,504           2,505
                                                            -----------------------------------------------------------------------
     Total Funds Received                                       1,044,176      406,015      638,161        318,997         319,164


 2   Application of Principal Collections                        Total         Series 05-A      Series 05-B
     Investor Percentage of Principal Collections                    595,082          297,463         297,619
     deduct:
     Utilised Retained Principal Collections
               allocable to Class C                                        0                0               0
               allocable to Class B                                        0                0               0
     Transferred to Series Collections Ledger                              0                0               0
     Shared Principal Collections                                          0                0               0

                                                            --------------------------------------------------
     Cash Available for Acquisition                                  595,082          297,463         297,619


 3   Application of Finance Charge Collections                   Total         Series 05-A      Series 05-B
     Investor Percentage of Finance Charge Collections                43,079           21,534          21,545
     deduct:
     Trustee payment amount                                             3.29                2               2
     Loan Note Issuer Costs                                               24               12              12
     Monthly Distribution Amounts                                     12,417            6,190           6,227
     Servicing fee payable to RBS                                      1,807              903             904
     Cash Management fee payable to RBS                                    1             0.50            0.50
     Investor Default Amount                                          18,471            9,233           9,238
     Expenses loan principal and interest                                 --               --              --

     Available Spread                                                 10,356            5,194           5,163


 4   Payments in respect of the Securities

     Series 05-A                                                Class A          Class B          Class C
                                                                USD 000s         USD 000s        USD 000s
     Balance at 15 Sep 2006                                      2,175,000          175,000         150,000
     Principal repayments on 16 Oct 2006                                --               --              --
                                                            ------------------------------------------------
     Balance carried forward on 16 Oct 2006                      2,175,000          175,000         150,000
                                                            ------------------------------------------------

     Interest due on 16 Oct 2006                                    10,020              830             730
     Interest paid                                                 (10,020)            (830)           (730)
                                                            ------------------------------------------------
     Interest unpaid                                                    --               --              --


     Series 05-B                                             Class A-1     Class A-2   Class A-3   Class B-3   Class C-1   Class C-3
                                                             USD 000s      EUR 000s    GBP 000s    GBP 000s    USD 000s    GBP 000s
     Balance at 15 Sep 2006                                      435,000     450,000    700,000    101,000     42,000      63,000
     Principal repayments on 16 Oct 2006                              --          --         --         --         --          --
                                                            ------------------------------------------------------------------------
     Balance carried forward on 16 Oct 2006                      435,000     450,000    700,000    101,000     42,000      63,000
                                                            ------------------------------------------------------------------------

     Interest due on 16 Oct 2006                                      --       1,246         --         --         --         --
     Interest paid                                                    --      (1,246)        --         --         --         --
                                                            ------------------------------------------------------------------------
     Interest unpaid                                                  --          --         --         --         --         --


 5   Transaction Accounts and Ledgers
                                                                    Total            Series 05-A      Series 05-B
     Reserve Account
     Required Reserve Amount                                              --               --              --
                                                            -------------------------------------------------------
     Balance at 15 Sep 2006                                               --               --              --
     Transfer in/out this period                                          --               --              --
     Interest earned                                                      --               --              --
                                                            -------------------------------------------------------
     Balance carried forward on 16 Oct 2006                               --               --              --
                                                            -------------------------------------------------------

     Spread Account
     Required Spread Account Amount                                       --               --              --
                                                            -------------------------------------------------------
     Balance at 15 Sep 2006                                               --               --              --
     Transfer in/out this period                                          --               --              --
     Interest earned                                                      --               --              --
                                                            -------------------------------------------------------
     Balance carried forward on 16 Oct 2006                               --               --              --
                                                            -------------------------------------------------------

     Principal Funding Account
     Balance at 15 Sep 2006                                               --               --              --
     Transfer in/out this period                                          --               --              --
     Interest earned                                                      --               --              --
                                                            -------------------------------------------------------
     Balance carried forward on 16 Oct 2006                               --               --              --


 6   Subordination Percentages                                          Series 05-A                        Series 05-B
                                                                   Original          Current            Original         Current
                                                            (pound)000    %    (pound)000  %     (pound)000   %   (pound)000   %
     Class A Investor Interest                                1,257,225   87%  1,257,225   87%   1,257,568    87%  1,257,568   87%
     Class B Investor Interest                                  101,156    7%    101,156    7%     101,000     7%    101,000    7%
     Class C Investor Interest                                   86,705    6%     86,705    6%      87,277     6%     87,277    6%
                                                            -----------------------------------------------------------------------
     Total Investor Interest                                  1,445,087  100%  1,445,087  100%   1,445,845   100%  1,445,845  100%
                                                            -----------------------------------------------------------------------

 7   Assets of the Trust
                                                                   (pound)000
                                                            -----------------
     Total receivables at 30-Sep-06                          (pound)4,764,939
                                                            -----------------

     Aggregate amount of receivables that, as at
     30 Sep 2006 were delinquent by:             30-59 days            62,171
                                                 60-89 days            50,458
                                                90-179 days           122,496
                                           180 or more days           183,071

 8   Material Changes

     New Issuance during period                             NONE

     Material modifications to pool asset terms             NONE

     Material modifications to origination policies         NONE

     Material breaches of pool asset representations,
     warranties or covenants                                NONE

 9   Trigger Information

     Series Pay Out Events                                  NONE

     Trust Pay Out Events                                   NONE


10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                      NONE

     Changes in Securities                                  NONE

     Submission of Matters to a Vote of Security Holders    NONE

     Other Information                                      NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 16th day of October, 2006

     -------------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business